UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

May 6, 2019

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadway, 3rd Floor
New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	AXSM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.             Other Events.

On May 6, 2019, Axsome Therapeutics, Inc. (the “Company”) issued a press release (the “First Release”) announcing that the development status and plan for AXS-05 in the treatment of major depressive disorder and treatment resistant depression have been expedited following a Breakthrough Therapy meeting with the U.S. Food and Drug Administration (“FDA”). A copy of the First Release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Additionally, on May 6, 2019, the Company issued a press release (the “Second Release”) announcing the acceleration of the timeline for reporting topline results from the MOMENTUM (Maximizing Outcomes in Treating Acute Migraine) Phase 3 trial of AXS-07 (MoSEIC™ meloxicam and rizatriptan) in the acute treatment of migraine, which is being conducted pursuant to an FDA Special Protocol Assessment (“SPA”). The full text of the Second Release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	First Release.
99.2	Second Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: May 6, 2019	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer

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